Exhibit 99.1
MALIBU BOATS, INC. ANNOUNCES SECOND QUARTER FISCAL 2024 RESULTS
Loudon, TN, January 30, 2024 - Malibu Boats, Inc. (Nasdaq: MBUU) today announced its financial results for the second quarter ended December 31, 2023.
Second Quarter Fiscal 2024 Highlights Compared to Second Quarter Fiscal 2023:
•Net sales decreased 37.7% to $211.1 million
•Unit volume decreased 43.7% to 1,373 units
•Gross profit decreased 50.5% to $37.5 million
•Net income decreased 72.1% to $10.1 million
•Adjusted EBITDA decreased 60.2% to $22.9 million
•Net income available to Class A Common Stock per share (diluted) decreased 71.5% to $0.49 per share
•Adjusted fully distributed net income per share decreased 68.9% to $0.57 per share on a fully distributed weighted-average share count of 21.1 million shares of Class A Common Stock

“Our second quarter results, historically our slowest time of the year, were impacted by weak retail demand,” commented Jack Springer, Chief Executive Officer of Malibu Boats, Inc. “We are recalibrating wholesale production to match retail demand as seasonality, along with continued interest rate pressures has resulted in elevated inventory levels. While the current macroeconomic outlook creates uncertainty, we are starting to see some positive signs following our Year End Sales event for Malibu, demonstrating the resiliency of our brands. The upcoming boat show season will serve as an additional indicator of retail recovery, as we believe it will reflect the continuing consumer interest for our larger, feature-rich boats.”

“Looking ahead, while we are optimistic about our ability to return to growth as the market recovers, we will remain lean and nimble. Our operational capabilities, highly variable cost structure and strong team enables Malibu to execute in any choppy environment. These strengths, which we have demonstrated year after year, allow us to continue to be aggressive and continue to invest in the business. As always, we will lead the way as the premier recreational power boat manufacturer as we strive to take advantage of strategic opportunities during down cycles, continue growing our market share, and position ourselves to drive long-term value for our shareholders.” continued Mr. Springer.
Second Quarter Fiscal 2024 Results (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
	(Dollars In Thousands)
Net Sales	$211,074	$338,732	$466,904	$640,943
Gross Profit	$37,475	$75,654	$94,269	$150,259
Gross Profit Margin	17.8%	22.3%	20.2%	23.4%
Net Income	$10,144	$36,396	$30,914	$72,501
Net Income Margin	4.8%	10.7%	6.6%	11.3%
Adjusted EBITDA	$22,930	$57,610	$61,918	$114,670
Adjusted EBITDA Margin	10.9%	17.0%	13.3%	17.9%
Net sales for the three months ended December 31, 2023 decreased $127.7 million, or 37.7%, to $211.1 million as compared to the three months ended December 31, 2022. The decrease in net sales was driven primarily by decreased unit volumes across all segments resulting primarily from decreased retail demand and increased dealer flooring program costs across all segments resulting from higher interest rates and increased inventory levels, partially offset by a favorable model mix in our Malibu and Saltwater Fishing segments and inflation-driven year-

Exhibit 99.1
over-year price increases. Unit volume for the three months ended December 31, 2023, decreased 1,066 units, or 43.7%, to 1,373 units as compared to the three months ended December 31, 2022. Our unit volume decreased primarily due to lower wholesale shipments across all segments driven by lower retail activity during the period.
Net sales attributable to our Malibu segment decreased $81.8 million, or 51.7%, to $76.4 million for the three months ended December 31, 2023, compared to the three months ended December 31, 2022. Unit volumes attributable to our Malibu segment decreased 712 units for the three months ended December 31, 2023, compared to the three months ended December 31, 2022, primarily due to lower wholesale shipments driven by lower retail activity during the period and elevated dealer channel inventory levels. The decrease in net sales was driven by a decrease in units and increased dealer flooring program costs, partially offset by a favorable model mix and inflation-driven year-over-year price increases.
Net sales attributable to our Saltwater Fishing segment decreased $22.9 million, or 21.6%, to $82.7 million, for the three months ended December 31, 2023, compared to the three months ended December 31, 2022. Unit volume decreased 188 units for the three months ended December 31, 2023 compared to the three months ended December 31, 2022. The decrease in net sales was driven by a decrease in units and increased dealer flooring program costs, partially offset by a favorable model mix and inflation-driven year-over-year price increases.
Net sales attributable to our Cobalt segment decreased $23.0 million, or 30.7%, to $52.0 million for the three months ended December 31, 2023, compared to the three months ended December 31, 2022. Unit volumes attributable to Cobalt decreased 166 units for the three months ended December 31, 2023 compared to the three months ended December 31, 2022. The decrease in net sales was driven primarily by a decrease in units and increased dealer flooring program costs, partially offset by inflation-driven year-over-year price increases.
Overall consolidated net sales per unit increased 10.7% to $153,732 per unit for the three months ended December 31, 2023, compared to the three months ended December 31, 2022. Net sales per unit for our Malibu segment increased 5.0% to $126,056 per unit for the three months ended December 31, 2023, compared to the three months ended December 31, 2022, driven by a favorable model mix and inflation-driven year-over-year price increases, partially offset by increased dealer flooring program costs. Net sales per unit for our Saltwater Fishing segment increased 14.7% to $204,279 per unit for the three months ended December 31, 2023 driven by a favorable model mix and inflation-driven year-over-year price increases, partially offset by increased dealer flooring program costs. Net sales per unit for our Cobalt segment increased 1.1% to $143,511 per unit for the three months ended December 31, 2023, compared to the three months ended December 31, 2022, driven by inflation-driven year-over-year price increases, partially offset by increased dealer flooring program costs and unfavorable model mix.
Cost of sales for the three months ended December 31, 2023 decreased $89.5 million, or 34.0%, to $173.6 million as compared to the three months ended December 31, 2022. The decrease in cost of sales was primarily driven by a 37.7% decrease in net sales due to lower unit volumes, partially offset by higher per unit material and labor costs of $4.2 million and $7.0 million for the Malibu and Saltwater Fishing segments, respectively. The increase in per unit material and labor costs was primarily driven by increased prices due to inflationary pressures and a model mix that corresponds to higher cost per unit in our Malibu and Saltwater Fishing segments.
Gross profit for the three months ended December 31, 2023 decreased $38.2 million, or 50.5%, to $37.5 million compared to the three months ended December 31, 2022. The decrease in gross profit was driven primarily by lower net sales partially offset by decreased cost of sales for the reasons noted above. Gross margin for the three months ended December 31, 2023 decreased 450 basis points from 22.3% to 17.8% driven by fixed cost deleverage due to lower sales, increased mix of the Saltwater Fishing segment and increased dealer flooring program costs.
Selling and marketing expenses for the three months ended December 31, 2023 decreased $0.6 million, or 9.5% to $5.6 million compared to the three months ended December 31, 2022. The decrease was driven primarily by a decrease in marketing events. As a percentage of sales, selling and marketing expenses increased 90 basis points to 2.7% for the three months ended December 31, 2023 compared to 1.8% for the three months ended December 31, 2022. General and administrative expenses for the three months ended December 31, 2023 decreased $3.6 million, or 19.0%, to $15.4 million as compared to the three months ended December 31, 2022 driven primarily by a decrease in personnel-related expenses, partially offset by increased information technology costs and professional

Exhibit 99.1
fees. As a percentage of sales, general and administrative expenses increased 170 basis points to 7.3% for the three months ended December 31, 2023 compared to 5.6% for the three months ended December 31, 2022. Amortization expense remained flat at $1.7 million for the three months ended December 31, 2023.
Operating income for the second quarter of fiscal year 2024 decreased to $14.7 million from $48.7 million in the second quarter of fiscal year 2023. Net income for the second quarter of fiscal year 2024 decreased 72.1% to $10.1 million from $36.4 million and net income margin decreased to 4.8% from 10.7% in the second quarter of fiscal year 2023. Adjusted EBITDA in the second quarter of fiscal year 2024 decreased 60.2% to $22.9 million from $57.6 million, while Adjusted EBITDA margin decreased to 10.9% from 17.0% in the second quarter of fiscal year 2023.
Fiscal 2024 Guidance
For the full fiscal year 2024, Malibu anticipates net sales decline ranging from the mid-to-high thirties percentage, year-over-year, and Adjusted EBITDA margin down 800 to 900 basis points, year-over-year.
The Company has not provided reconciliations of guidance for Adjusted EBITDA margin, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include costs related to the Company’s vertical integration initiatives that are difficult to predict in advance in order to include in a GAAP estimate.
Webcast and Conference Call Information
The Company will host a webcast and conference call to discuss second quarter of fiscal year 2024 results on Tuesday, January 30, 2024, at 8:30 a.m. Eastern Time. Investors and analysts can participate on the conference call by dialing (844) 695-5523 or (412) 317-0699 and requesting Malibu Boats. Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Investor Relations section on the Company’s website at https://malibuboatsinc.com/investor-information/events-presentations. A replay of the webcast will also be archived on the Company’s website for twelve months.
About Malibu Boats, Inc.
Based in Loudon, Tennessee, Malibu Boats, Inc. (MBUU) is a leading designer, manufacturer and marketer of a diverse range of recreational powerboats, including performance sport, sterndrive and outboard boats. Malibu Boats, Inc. is the market leader in the performance sport boat category through its Malibu and Axis boat brands, the leader in the 20’ - 40’ segment of the sterndrive boat category through its Cobalt brand, and in a leading position in the saltwater fishing boat market with its Pursuit and Cobia offshore boats and Pathfinder, Maverick, and Hewes flats and bay boat brands. A pre-eminent innovator in the powerboat industry, Malibu Boats, Inc. designs products that appeal to an expanding range of recreational boaters, fisherman and water sports enthusiasts whose passion for boating is a key component of their active lifestyles. For more information, visit www.malibuboats.com, www.axiswake.com, www.cobaltboats.com, www.pursuitboats.com, or www.maverickboatgroup.com.
Non-GAAP Financial Measures
This release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Fully Distributed Net Income and Adjusted Fully Distributed Net Income per Share. These measures have limitations as analytical tools and should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with U.S. generally accepted accounting principles (“GAAP”) or as an indicator of our liquidity. Our presentation of these non-GAAP financial measures should also not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.
We define Adjusted EBITDA as net income before interest expense, income taxes, depreciation, amortization and non-cash, non-recurring or non-operating expenses, including certain professional fees and non-cash compensation expense. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales. Adjusted EBITDA and

Exhibit 99.1
Adjusted EBITDA Margin are not measures of net income as determined by GAAP. Management believes Adjusted EBITDA and Adjusted EBITDA Margin allow investors to evaluate our operating performance and compare our results of operations from period to period on a consistent basis by excluding items that management does not believe are indicative of our core operating performance. Management uses Adjusted EBITDA to assist in highlighting trends in our operating results without regard to our financing methods, capital structure, and non-recurring or non-operating expenses. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, the methods by which assets were acquired and other factors.
Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets.
We define Adjusted Fully Distributed Net Income as net income attributable to Malibu Boats, Inc. (i) excluding income tax expense, (ii) excluding the effect of non-recurring or non-cash items, (iii) assuming the exchange of all LLC units into shares of Class A Common Stock, which results in the elimination of non-controlling interest in Malibu Boats Holdings, LLC (the "LLC"), and (iv) reflecting an adjustment for income tax expense on fully distributed net income before income taxes at our estimated effective income tax rate. Adjusted Fully Distributed Net Income is a non-GAAP financial measure because it represents net income attributable to Malibu Boats, Inc., before non-recurring or non-cash items and the effects of non-controlling interests in the LLC. We use Adjusted Fully Distributed Net Income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP measures alone. We believe Adjusted Fully Distributed Net Income assists our board of directors, management and investors in comparing our net income on a consistent basis from period to period because it removes non-cash or non-recurring items, and eliminates the variability of non-controlling interest as a result of member owner exchanges of LLC units into shares of Class A Common Stock. In addition, because Adjusted Fully Distributed Net Income is susceptible to varying calculations, the Adjusted Fully Distributed Net Income measures, as presented in this release, may differ from and may, therefore, not be comparable to similarly titled measures used by other companies.
A reconciliation of our net income as determined in accordance with GAAP to Adjusted EBITDA and the numerator and denominator for our net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per share of Class A Common Stock is provided under "Reconciliation of Non-GAAP Financial Measures".
Cautionary Statement Concerning Forward Looking Statements
This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes statements in this press release regarding potential positive retail demand trends from upcoming boat shows, our outlook for the marine industry and broader economy and our ability to continue to deliver value for our stockholders.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: general industry, economic and business conditions; our large fixed cost base; increases in the cost of, or unavailability of, raw materials, component parts and transportation costs; disruptions in our suppliers’ operations; our reliance on third-party suppliers for raw materials and components and any interruption of our informal supply arrangements; our reliance on certain suppliers for our engines and outboard motors; our ability to meet our manufacturing workforce needs; exposure to workers' compensation claims and other workplace liabilities; our ability to grow our business through acquisitions and integrate such acquisitions to fully realize their expected benefits; our growth strategy which may require us to secure significant additional capital; our ability to protect our intellectual property; disruptions to our network and information systems; our success at developing and implementing a new enterprise

Exhibit 99.1
resource planning system; risks inherent in operating in foreign jurisdictions; the effects of the COVID-19 pandemic on us; a natural disaster, global pandemic or other disruption at our manufacturing facilities; increases in income tax rates or changes in income tax laws; our dependence on key personnel; our ability to enhance existing products and market new or enhanced products; the continued strength of our brands; the seasonality of our business; intense competition within our industry; increased consumer preference for used boats or the supply of new boats by competitors in excess of demand; competition with other activities for consumers’ scarce leisure time; changes in currency exchange rates; inflation and increases in interest rates; an increase in energy and fuel costs; our reliance on our network of independent dealers and increasing competition for dealers; the financial health of our dealers and their continued access to financing; our obligation to repurchase inventory of certain dealers; our exposure to claims for product liability and warranty claims; changes to U.S. trade policy, tariffs and import/export regulations; any failure to comply with laws and regulations including environmental, workplace safety and other regulatory requirements; our holding company structure; covenants in our credit agreement governing our revolving credit facility which may limit our operating flexibility; our variable rate indebtedness which subjects us to interest rate risk; our obligation to make certain payments under a tax receivables agreement; any failure to maintain effective internal control over financial reporting or disclosure controls or procedures; and other factors affecting us detailed from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside our control, and there may be other risks and uncertainties which we do not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
Investor Contacts
Malibu Boats, Inc.
Bruce Beckman
Chief Financial Officer
(865) 458-5478
InvestorRelations@MalibuBoats.com

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Net sales	$211,074	$338,732	$466,904	$640,943
Cost of sales	173,599	263,078	372,635	490,684
Gross profit	37,475	75,654	94,269	150,259
Operating expenses:
Selling and marketing	5,610	6,198	11,362	11,384
General and administrative	15,440	19,057	36,145	38,277
Amortization	1,713	1,715	3,428	3,431
Operating income	14,712	48,684	43,334	97,167
Other expense, net:
Other (income) expense, net	(9)	193	(19)	263
Interest expense	671	910	1,555	2,195
Other expense, net	662	1,103	1,536	2,458
Income before provision for income taxes	14,050	47,581	41,798	94,709
Provision for income taxes	3,906	11,185	10,884	22,208
Net income	10,144	36,396	30,914	72,501
Net income attributable to non-controlling interest	263	1,234	774	2,456
Net income attributable to Malibu Boats, Inc.	$9,881	$35,162	$30,140	$70,045

Comprehensive income:
Net income	$10,144	$36,396	$30,914	$72,501
Other comprehensive income (loss):
Change in cumulative translation adjustment	1,427	1,227	676	(209)
Other comprehensive income (loss)	1,427	1,227	676	(209)
Comprehensive income	11,571	37,623	31,590	72,292
Less: comprehensive income attributable to non-controlling interest	300	1,276	793	2,449
Comprehensive income attributable to Malibu Boats, Inc.	$11,271	$36,347	$30,797	$69,843

Weighted-average shares outstanding used in computing net income per share:
Basic	20,375,750	20,404,583	20,481,119	20,432,216
Diluted	20,450,204	20,516,025	20,567,218	20,559,752
Net income available to Class A Common Stock per share:
Basic	$0.49	$1.73	$1.47	$3.43
Diluted	$0.49	$1.72	$1.47	$3.41

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share and per share data)

	December 31, 2023	June 30, 2023
Assets
Current assets
Cash	$55,722	$78,937
Trade receivables, net	27,493	68,381
Inventories, net	157,766	171,189
Prepaid expenses and other current assets	11,968	7,827
Total current assets	252,949	326,334
Property, plant and equipment, net	245,131	204,792
Goodwill	100,733	100,577
Other intangible assets, net	218,049	221,458
Deferred tax asset	54,045	62,573
Other assets	9,089	10,190
Total assets	$879,996	$925,924
Liabilities
Current liabilities
Accounts payable	$27,967	$40,402
Accrued expenses	106,716	187,078
Income taxes and tax distribution payable	74	847
Payable pursuant to tax receivable agreement, current portion	4,111	4,111
Total current liabilities	138,868	232,438
Deferred tax liabilities	29,123	28,453
Other liabilities	8,989	9,926
Payable pursuant to tax receivable agreement, less current portion	39,354	39,354
Long-term debt	35,000	—
Total liabilities	251,334	310,171

Stockholders' Equity
Class A Common Stock, par value $0.01 per share, 100,000,000 shares authorized; 20,298,626 shares issued and outstanding as of December 31, 2023; 20,603,822 issued and outstanding as of June 30, 2023	201	204
Class B Common Stock, par value $0.01 per share, 25,000,000 shares authorized; 12 shares issued and outstanding as of December 31, 2023 and June 30, 2023	—	—
Preferred Stock, par value $0.01 per share; 25,000,000 shares authorized; no shares issued and outstanding as of December 31, 2023 and June 30, 2023	—	—
Additional paid in capital	67,745	86,321
Accumulated other comprehensive loss	(3,664)	(4,340)
Accumulated earnings	555,837	525,697
Total stockholders' equity attributable to Malibu Boats, Inc.	620,119	607,882
Non-controlling interest	8,543	7,871
Total stockholders’ equity	628,662	615,753
Total liabilities and stockholders' equity	$879,996	$925,924

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income to Non-GAAP Adjusted EBITDA (Unaudited):
The following table sets forth a reconciliation of net income as determined in accordance with GAAP to Adjusted EBITDA and presentation of Net Income Margin and Adjusted EBITDA Margin for the periods indicated (dollars in thousands):

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Net income	$10,144	$36,396	$30,914	$72,501
Provision for income taxes	3,906	11,185	10,884	22,208
Interest expense	671	910	1,555	2,195
Depreciation	6,343	5,388	12,667	10,684
Amortization	1,713	1,715	3,428	3,431
Professional fees [1]	290	—	1,147	—
Stock-based compensation expense [2]	(137)	2,016	1,323	3,651
Adjusted EBITDA	$22,930	$57,610	$61,918	$114,670
Net Sales	$211,074	$338,732	$466,904	$640,943
Net Income Margin [3]	4.8%	10.7%	6.6%	11.3%
Adjusted EBITDA Margin [3]	10.9%	17.0%	13.3%	17.9%

(1)	For the three and six months ended December 31, 2023, represents legal and advisory fees related to product liability cases that were settled for $100.0 million in June 2023.
(2)	Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.
(3)	We calculate net income margin as net income divided by net sales and we define adjusted EBITDA margin as adjusted EBITDA divided by net sales.

Exhibit 99.1
Reconciliation of Non-GAAP Adjusted Fully Distributed Net Income (Unaudited):
The following table shows the reconciliation of the numerator and denominator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented (in thousands except share and per share data):

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Reconciliation of numerator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Net income attributable to Malibu Boats, Inc.	$9,881	$35,162	$30,140	$70,045
Provision for income taxes	3,906	11,185	10,884	22,208
Professional fees [1]	290	—	1,147	—
Acquisition related expenses [2]	1,677	1,677	3,354	3,354
Stock-based compensation expense [3]	(137)	2,016	1,323	3,651
Net income attributable to non-controlling interest [4]	263	1,234	774	2,456
Fully distributed net income before income taxes	15,880	51,274	47,622	101,714
Income tax expense on fully distributed income before income taxes [5]	3,890	12,441	11,667	24,717
Adjusted fully distributed net income	$11,990	$38,833	$35,955	$76,997

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Reconciliation of denominator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Weighted-average shares outstanding of Class A Common Stock used for basic net income per share:	20,375,750	20,404,583	20,481,119	20,432,216
Adjustments to weighted-average shares of Class A Common Stock:
Weighted-average LLC units held by non-controlling unit holders [6]	455,919	600,919	455,919	600,919
Weighted-average unvested restricted stock awards issued to management [7]	259,652	284,830	246,118	269,806
Adjusted weighted-average shares of Class A Common Stock outstanding used in computing Adjusted Fully Distributed Net Income per Share of Class A Common Stock:	21,091,321	21,290,332	21,183,156	21,302,941

Exhibit 99.1

The following table shows the reconciliation of net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented:

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Net income available to Class A Common Stock per share	$0.49	$1.73	$1.47	$3.43
Impact of adjustments:
Provision for income taxes	0.19	0.55	0.53	1.09
Professional fees [1]	0.02	—	0.06	—
Acquisition related expenses [2]	0.08	0.08	0.16	0.16
Stock-based compensation expense [3]	(0.01)	0.10	0.06	0.18
Net income attributable to non-controlling interest [4]	0.01	0.06	0.03	0.12
Fully distributed net income per share before income taxes	0.78	2.52	2.31	4.98
Impact of income tax expense on fully distributed income before income taxes [5]	(0.19)	(0.61)	(0.57)	(1.21)
Impact of increased share count [8]	(0.02)	(0.08)	(0.04)	(0.15)
Adjusted Fully Distributed Net Income per Share of Class A Common Stock	$0.57	$1.83	$1.70	$3.62

(1)	For the three and six months ended December 31, 2023, represents legal and advisory fees related to product liability cases that were settled for $100.0 million in June 2023.
(2)	For the three and six months ended December 31, 2023 and 2022, represents amortization of intangibles acquired in connection with the acquisitions of Maverick Boat Group, Pursuit and Cobalt.
(3)	Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.
(4)	Reflects the elimination of the non-controlling interest in the LLC as if all LLC members had fully exchanged their LLC Units for shares of Class A Common Stock.
(5)
Reflects income tax expense at an estimated normalized annual effective income tax rate of 24.5% and 24.3% of income before income taxes for the three months ended December 31, 2023 and 2022, respectively, assuming the conversion of all LLC Units into shares of Class A Common Stock. The estimated normalized annual effective income tax rate for fiscal year 2024 is based on the federal statutory rate plus a blended state rate adjusted for the research and development tax credit, the foreign derived intangible income deduction, and foreign income taxes attributable to our Australian subsidiary.

(6)	Represents the weighted-average shares outstanding of LLC Units held by non-controlling interests assuming they were exchanged into Class A Common Stock on a one-for-one basis.
(7)	Represents the weighted-average unvested restricted stock awards included in outstanding shares during the applicable period that were convertible into Class A Common Stock and granted to members of management.
(8)	Reflects impact of increased share counts assuming the exchange of all weighted-average shares outstanding of LLC Units into shares of Class A Common Stock and the conversion of all weighted-average unvested restricted stock awards included in outstanding shares granted to members of management.